SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                              --------------------



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



          Date of Report                                 March 19, 1996
(Date of earliest event reported)



                             RCM TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)



                                     NEVADA
                 (State or other jurisdiction of incorporation)



          1-10245                                        95-1480559
(Commission File Number)                               (IRS Employer
                           `                       Identification Number)



2500 McClellan Avenue, Pennsauken, NJ                      08109-4613
(Address of principal executive offices)                   (Zip Code)



                                (609) 486 - 1777
              (Registrant's telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets.

On March 11, 1996, RCM Technologies, Inc. ("Registrant") acquired The Consortium ("Consortium"), a Fairfield, New Jersey-based supplier of temporary employees, computer consultants, health care professionals and executive search services to businesses and institutions primarily in New York, New Jersey and Pennsylvania. The acquisition was completed through a stock purchase transaction (the
"Purchase") pursuant to which Consortium, through an exchange of all its outstanding shares of stock with the Registrant, became a wholly-owned subsidiary of the Registrant.

The Purchase consideration payable to the former shareholders of Consortium consisted of 6,500,000 shares of the Registrant's common stock (the "Shares") valued at $5,000,000. The acquisition has been accounted for under the purchase method of accounting. The cost in excess of net assets acquired will be approximately $4,419,546. It is anticipated the cost in excess of net assets acquired will be amortized over a 40 year period.

The Purchase consideration paid by the Registrant was determined by negotiations between and among the representatives of the Registrant and Consortium. The former shareholders of Consortium were Barry Meyers, Martin Blaire, Marie Wolfson, Howard Ross and Alexander Valcic. Following the Purchase, the executive officers of the Registrant will be Leon Kopyt, Stanton Remer, Barry Meyers and Martin Blaire.

As part of the Purchase, 1,625,000 of the Shares were delivered into escrow as collateral to secure the obligation of the former Consortium shareholders to indemnify the Registrant for income tax liabilities of Consortium, in excess of $1,100,000 and for possible indemnification of certain other potential liabilities. The Shares are subject to certain restrictions on resale, however, the Registrant has agreed to file a shelf registration statement by February 15, 1997, permitting the sale of $600,000 in value of securities during the period April 1997 through March 1998. Thereafter, the remainder of the Shares are subject to significant restrictions on resale through March 11, 1999.

Consortium's assets consist of cash, accounts receivable, contracts and office equipment. These assets are used in providing temporary employees, computer consultants, health care professionals and executive search services to businesses and institutions. The Registrant plans for Consortium to continue such course of business under its control.

Prior to the Purchase, no material relationship existed between Consortium and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

ITEM 7. Financial Statements and Exhibits.

         (a) Financial statements of business acquired

                  Audited Balance Sheets, December 31, 1995 and 1994

                  Audited Statements of Income,
                      Years ended December 31, 1995, 1994 and 1993

                  Audited Statements of Changes in Stockholders'  Equity, Years
                      ended December 31, 1995, 1994 and 1993

                  Audited Statements of Cash Flows,
                      Years ended  December 31, 1995, 1994 and 1993

         (b) Pro forma financial information

             Unaudited Pro Forma Condensed Combined Balance Sheets, October 31, 1995 and January 31, 1996

             Unaudited Pro Forma Condensed Combined Statements of Income for the year ended October 31, 1995 and the three months ended January 31, 1996.
ITEM 7.

         (c) Exhibits

               (1) Stock Purchase Agreement, dated March 1, 1996

               (2) Registration Rights Agreement, dated March 11, 1996

               (3) Escrow Agreement, dated March 11, 1996

               (4) Investor Representation Certificate, dated March 11, 1996

               (5) Standstill and Shareholders Agreement, dated March 11, 1996

               (6) Employment Agreement, dated March 11, 1996 (Martin Blaire)

               (7) Employment Agreement, dated March 11, 1996 (Barry Meyers)

ITEM 7. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                 THE CONSORTIUM

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1995

                                 THE CONSORTIUM

                          INDEX TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1995







                                                                     PAGE

INDEPENDENT AUDITORS' REPORT........................................... 1


FINANCIAL STATEMENTS

   Balance Sheet......................................................  2

   Statement of Income ...............................................  3

   Statement of Changes In Stockholders' Equity.......................  4

   Statement of Cash Flows............................................  5

   Notes to Financial Statements...................................6 - 10

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
The Consortium
Fairfield, New Jersey


We have audited the accompanying balance sheet of The Consortium as of December 31, 1995, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Consortium as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                       /s/Citrin Cooperman & Company, LLP


                          CERTIFIED PUBLIC ACCOUNTANTS




February 13, 1996

                                 THE CONSORTIUM
                                  BALANCE SHEET
                                DECEMBER 31, 1995


                                 ASSETS (Note D)

Current assets:
   Cash (Note B).......................................................................................$    9,100
   Accounts receivable (net of allowance for doubtful
      accounts of $76,000) (Note G).................................................................... 3,965,150
   Prepaid expenses and other current assets...........................................................   246,282

         Total current assets.......................................................................... 4,220,532

Furniture and equipment, net (Notes A(4) and C)........................................................    29,653

Other assets (Note A(6))...............................................................................   201,023
                                                                                                        ---------

         TOTAL.........................................................................................$4,451,208


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Cash overdraft......................................................................................$  145,812
   Note payable - stockholders (Note D)................................................................ 1,000,000
   Note payable - bank (Note D)........................................................................   480,000
   Accounts payable and accrued expenses...............................................................   284,871
   Accrued payroll.....................................................................................   575,508
   Payroll and income taxes payable....................................................................   100,698
   Deferred taxes payable (Note A(5))..................................................................   183,865

            Total current liabilities.................................................................. 2,770,754

Commitments (Notes D and E)

Stockholders' equity:
   Common stock - $1, par value; 100,000
      shares authorized; 11,861 shares issued
      and 10,927 shares outstanding (Note H)...........................................................    10,927
   Stock subscription receivable.......................................................................   (10,027)
   Retained earnings................................................................................... 1,684,554
   Less: treasury stock - 934 shares at cost ..........................................................    (5,000)

            Total stockholders' equity ................................................................ 1,680,454

            TOTAL......................................................................................$4,451,208


         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                               STATEMENT OF INCOME






                      FOR THE YEAR ENDED DECEMBER 31, 1995




Gross revenue (Note G).................................................................................$26,361,303

Direct expenses........................................................................................ 19,913,106

Gross margin...........................................................................................  6,448,197

Selling expenses.......................................................................................  3,158,418

General and administrative expenses....................................................................  3,215,360

Interest expense, net..................................................................................     82,162
                                                                                                        ----------

Loss from operations before benefit of income taxes....................................................     (7,743)

Income tax benefit (Notes A(5) and F)..................................................................    (49,006)
                                                                                                        ----------

NET INCOME.............................................................................................$    41,263
                                                                                                        ==========






         The accompanying notes are an integral part of this statement.


                                 THE CONSORTIUM

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995







                                            Common                Retained             Treasury
                                            Stock                 Earnings             Stock              Total

Balance January 1, 1995.....................$    900              $1,643,291           $(5,000)           $1,639,191

Recapitalization of
   common stock to
   $1 par value.............................  10,027                                                          10,027

Stock subscription
   receivable............................... (10,027)                                                        (10,027)

Net income..................................                          41,263                                  41,263
                                             -------               ---------            ------             ---------

BALANCE DECEMBER 31, 1995...................$    900              $1,684,554           $(5,000)           $1,680,454
                                             =======               =========            ======             =========


























            The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995




Cash flows from operating activities:
   Net income..........................................................................................$    41,263
                                                                                                        ----------

   Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization.................................................................     49,081
         Deferred tax benefit..........................................................................    (57,727)
   Changes in operating assets and liabilities:
      (Increase) in accounts receivable................................................................   (144,194)
      (Increase) in prepaid expenses and other current assets..........................................    (65,159)
      (Decrease) in cash overdraft ....................................................................   (234,626)
      Increase in accounts payable and accrued expenses................................................     47,142
      Increase in accrued payroll......................................................................     71,391
      Increase in payroll and income taxes payable.....................................................     29,293
      (Increase) in other assets.......................................................................     (2,500)
                                                                                                        ----------

         Total adjustments.............................................................................   (307,299)
                                                                                                        ----------

   Net cash used in operating activities...............................................................   (266,036)
                                                                                                        ----------

Cash flows from investing activities:
   Purchase of furniture and equipment.................................................................     (4,439)
                                                                                                        ----------

   Net cash used in investing activities...............................................................     (4,439)
                                                                                                        ----------

Cash flows from financing activities:
   Net borrowings from note payable - bank.............................................................    270,000
                                                                                                        ----------

   Net cash provided by financing activities...........................................................    270,000
                                                                                                        ----------

NET DECREASE IN CASH...................................................................................       (475)

Cash - January 1, 1995.................................................................................      9,575
                                                                                                        ----------

CASH - DECEMBER 31, 1995...............................................................................$     9,100
                                                                                                        ==========

Supplemental cash flow information: Cash paid during year for:
      Interest.........................................................................................$    77,192
      Income taxes.....................................................................................$     1,937



         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995






(Note A) - Summary of Significant Accounting Policies:

1.      Organization:

        The Consortium (the "Company") was incorporated under the laws of the State of New Jersey on May 19, 1975. The Company provides executive search, temporary employees, computer consultants and health care professionals to businesses and institutions primarily in New York, New Jersey and Pennsylvania.

2.      Use of Estimates:

        The preparation of financial statements requires the Company's management to estimate the current effects of transactions and events whose ultimate outcomes may not be determinable until future years. Consequently, the estimated current effects could differ from the effects of the ultimate outcomes.

3.      Fair Value of Financial Instruments:

        Effective for years ended after December 15, 1995, FASB Statement No. 107, "Disclosure about Fair Value of Financial Instruments", requires disclosure of the fair value of specified financial instruments for which it is practicable to estimate that value. The Statement provides that (a) fair value may be estimated either by reference to quoted market prices, valuation models or independent valuations and (b) practicable means that an estimate of fair value can be made without incurring excessive costs.

        As of December 31, 1995,  the fair value of cash,  accounts  receivable,
        accounts  payable  and  accrued   expenses  and  short-term   borrowings
        approximated their carrying amount.

4.      Furniture and Equipment:

        Furniture and equipment are stated at cost. Depreciation and amortization are computed by the use of the Modified Accelerated Cost Recovery System (MACRS). Such depreciation and amortization does not differ materially from that which would have been recorded under generally accepted accounting principles.

        Expenditures for renewals and betterments which extend the originally estimated useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995






(Note A) - Summary of Significant Accounting Policies (Continued):

5.      Income Taxes:

        The Company prepares its income tax returns using the cash basis method of accounting. Under this method, certain revenues are recognized when received rather than when earned and certain expenditures are recognized when paid rather than when incurred. Deferred taxes are provided for based upon the resulting temporary differences.

        The Company, with the consent of its shareholders has elected under the Internal Revenue Code and New York State Tax Law to be an S corporation. The shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in these financial statements. The provision for New York State income tax has been included to the extent the corporate tax rate exceeds the highest personal income tax rate. The Company is subject to New Jersey State, New York City and Pennsylvania State income taxes.

6.      Restrictive Covenants:

        Restrictive covenants, arising from the acquisition of other companies are being amortized on the straight-line method over periods prescribed by the Internal Revenue Code. Such amortization does not differ materially from that which would have been recorded under generally accepted accounting principles. Amortization expense aggregated $27,283 for the year ended December 31, 1995.

(Note B) - Cash:

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1995, the Company's uninsured cash balances totaled approximately $103,000.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995






(Note C) - Furniture and Equipment:

Furniture and equipment are summarized as follows:
                                                                  Estimated
                                                               Useful Lives

      Furniture and equipment..................$298,002        5 to 7 years
      Leasehold improvements...................  12,803       Life of Lease
                                                -------
                            ................... 310,805
      Accumulated depreciation
        and amortization....................... 281,152

         Total.................................$ 29,653

Depreciation and amortization expense aggregated $21,798 for the year ended December 31, 1995.

(Note D) - Related Party Transactions:

Certain stockholders of the Company have entered into a loan agreement with a bank whereby the stockholders may borrow up to $1,000,000; the proceeds of which are to be used solely by the Company. The loan bears interest at the bank's base lending rate plus .75% per annum (9.25% at December 31, 1995). Borrowings under the agreement have been guaranteed by the stockholders, as well as cross-guaranteed by the Company. Outstanding borrowings on this loan at December 31, 1995 were $1,000,000 and are due on demand.

Additionally, the Company has a line of credit with a commercial bank in the amount of $1,000,000. Under the terms of the agreement, outstanding borrowings are due on demand with interest payable monthly at the bank's base lending rate plus 1% per annum. The line is secured by the Company's eligible accounts receivable, and the remaining assets of the Company, and it is personally guaranteed by certain stockholders of the Company. Outstanding borrowings on this loan at December 31, 1995 were $480,000.

Interest expense on these loans aggregated $82,360 during 1995.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995






(Note E) - Commitments:

1. The Company leases office space at six locations under noncancelable leases expiring on various dates through 1999. The Company's future minimum rental payments required under these leases are as follows:

      Year Ending December 31,

         1996.....................................................$190,444
         1997..................................................... 151,147
         1998..................................................... 138,933
         1999.....................................................  77,000

            Total.................................................$557,524

Rent expense for the year ended December 31, 1995 aggregated $212,501.

In addition, the Company is obligated for escalations for the Company's proportionate share of increases in real estate taxes and operating costs, on certain of these leases.

2. The Company entered into a consulting agreement with an entity owned by a former stockholder. This agreement provides for an aggregate of $195,000 to be paid to this entity in varying annual installments through December 31, 1997. As of December 31, 1995, the Company paid $145,000 under the terms of the agreement.

      The shares of the former stockholder have been placed in escrow as collateral under this agreement.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995






(Note F) - Benefit for Taxes:

The provision (benefit) for state and city income taxes consists of the following:

               Current..............................                 $  8,721

               Deferred:

                  Liability - accrual basis
                     adjustments........................            $ (4,838)

                  Asset - net operating loss carryforwards.          (52,889)
                                                                     -------

               Net deferred taxes..................                  (57,727)
                                                                     -------

                 Total.............................                 $(49,006)
                                                                     =======

The current provision includes New York City taxes calculated on an alternative method. For income tax purposes, the Company has net operating loss carryforwards aggregating approximately $1,071,000 which are available to reduce future state taxable income, if any, through the year 2010.

(Note G) - Major Customer:

During 1995 the Company derived approximately 9.7% of gross revenue from one customer, pursuant to a contract to provide temporary employees. At December 31, 1995 approximately $321,381 is included in accounts receivable from this customer.

(Note H) - Common Stock:

During 1995, the Company revised its capital structure from 10,300 shares of no par value common stock to 100,000 shares of $1 par value common stock.

(Note I) - Subsequent Event:

During January, 1996, the stockholders of the Company signed a Letter of Intent for a Stock Purchase Agreement whereby 100% of the Company's stock will be exchanged for 6,500,000 shares in the acquiring public company, as defined. At December 31, 1995 the last quoted market price of the acquiring Company's stock was $.625 per share.

                                 THE CONSORTIUM

                          INDEX TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1994







                                                                     PAGE

INDEPENDENT AUDITORS' REPORT........................................  1


FINANCIAL STATEMENTS

   Balance Sheet............... ....................................  2

   Statement of Income and Retained Earnings........................  3

   Statement of Cash Flows..........................................  4

   Notes to Financial Statements...................................5 -8

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
The Consortium
Fairfield, New Jersey


     We have audited the accompanying balance sheet of The Consortium as of December 31, 1994, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Consortium as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





/s/Citrin Cooperman & Company, LLP

                          CERTIFIED PUBLIC ACCOUNTANTS


February 17, 1995

                                 THE CONSORTIUM
                                  BALANCE SHEET
                                DECEMBER 31, 1994



                                 ASSETS (Note C)

Current assets:
   Cash     ...........................................................................................$    9,575
   Accounts receivable (Note G)........................................................................ 3,820,956
   Prepaid expenses and other current assets...........................................................   181,123

         Total current assets.......................................................................... 4,011,654

Furniture and equipment, net (Notes A(2) and B)........................................................    47,012

Other assets (Note A(4))...............................................................................   225,806

         TOTAL.........................................................................................$4,284,472


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Cash overdraft......................................................................................$  380,438
   Note payable - stockholders (Note C)................................................................ 1,000,000
   Note payable - bank (Note C)........................................................................   210,000
   Accounts payable and accrued expenses...............................................................   237,729
   Accrued payroll.....................................................................................   504,117
   Payroll and income taxes payable....................................................................    71,405
   Deferred taxes payable (Note A(3))..................................................................   241,592

            Total current liabilities.................................................................. 2,645,281


Commitments (Notes C and D)

Stockholders' equity:
   Common stock - no par value; 10,300
      shares authorized; 9,125 shares issued
      and 8,191 shares outstanding.....................................................................       900
   Retained earnings................................................................................... 1,643,291
   Less: treasury stock - 934 shares at cost (Note F)..................................................    (5,000)

            Total stockholders' equity................................................................. 1,639,191

            TOTAL......................................................................................$4,284,472



         The accompanying notes are an integral part of this statement.
                                      - 2 -

                                 THE CONSORTIUM
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994







Gross revenue (Note G).................................................................................$23,755,769

Direct expenses........................................................................................ 20,599,538

            Gross profit...............................................................................  3,156,231

General and administrative expenses....................................................................  2,876,246

Interest expense, net..................................................................................     48,599

Income from operations before provision for income taxes...............................................    231,386

Provision for income taxes (Notes A(3) and E)..........................................................     20,740

NET INCOME.............................................................................................    210,646

Retained earnings - January 1, 1994....................................................................  1,432,645

RETAINED EARNINGS - DECEMBER 31, 1994..................................................................$ 1,643,291









         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994




Cash flows from operating activities:
   Net income..........................................................................................$   210,646

   Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization.................................................................     49,658
         Deferred taxes................................................................................     42,940
   Changes in operating assets and liabilities:
      (Increase) in accounts receivable................................................................ (1,196,080)
      (Increase) in prepaid expenses and other current assets..........................................    (55,619)
      Increase in cash overdraft ......................................................................      5,530
      Increase in accounts payable and accrued expenses................................................    133,649
      Increase in accrued payroll......................................................................    167,954
      Increase in payroll and income taxes payable.....................................................     22,850
      Decrease in security deposits....................................................................        537

         Total adjustments.............................................................................   (828,581)

   Net cash used in operating activities...............................................................   (617,935)

Cash flows from investing activities:
   Purchase of furniture and equipment.................................................................    (24,612)
   Payment for restrictive covenant....................................................................   (155,000)

   Net cash used in investing activities...............................................................   (179,612)

Cash flows from financing activities:
   Purchase of treasury stock..........................................................................     (5,000)
   Net borrowings from note payable - bank.............................................................    210,000
   Net borrowings from note payable - stockholders.....................................................    580,000

   Net cash provided by financing activities...........................................................    785,000

NET DECREASE IN CASH...................................................................................    (12,547)

Cash - January 1, 1994.................................................................................     22,122

CASH - DECEMBER 31, 1994...............................................................................$     9,575

Supplemental cash flow information: Cash paid during year for:
      Interest.........................................................................................$    48,091
      Income taxes.....................................................................................$     5,374

         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994




(Note A) - Summary of Significant Accounting Policies:

1.    Organization:

     The Consortium (the "Company") was incorporated under the laws of the State of New Jersey on May 19, 1975. The Company provides executive search, temporary employees, computer consultants and health care professionals to businesses and institutions primarily in New York, New Jersey and Pennsylvania.

  2. Furniture and Equipment:

     Furniture and equipment are stated at cost. Depreciation and amortization are computed by the use of the Modified Accelerated Cost Recovery System (MACRS). Such depreciation and amortization does not differ materially from that which would have been recorded under generally accepted accounting principles.

     Expenditures for renewals and betterments which extend the originally estimated useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

3.    Income Taxes:

     The Company prepares its income tax returns using the cash basis method of accounting. Under this method, certain revenues are recognized when received rather than when earned and certain expenditures are recognized when paid rather than when incurred. Deferred taxes are provided for based upon the resulting temporary differences.

     The Company, with the consent of its shareholders has elected under the Internal Revenue Code and New York State Tax Law to be an S corporation. The shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in these financial statements. The provision for New York State income tax has been included to the extent the corporate tax rate exceeds the highest personal income tax rate. The Company is subject to New Jersey State, New York City and Pennsylvania State income taxes.

4.    Restrictive Covenants:

     Restrictive covenants, arising from the acquisition of other companies are being amortized on the straight-line method over periods prescribed by the Internal Revenue Code. Such amortization does not differ materially from that which would have been recorded under generally accepted accounting principles. Amortization expense aggregated $27,561 for the year ended December 31, 1994.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994




(Note B) - Furniture and Equipment:

Furniture and equipment are summarized as follows:
                                                                   Estimated
                                                                Useful Lives

      Furniture and equipment...........$293,563                5 to 7 years
      Leasehold improvements............  12,803               Life of lease
                                 ....... 306,366

      Accumulated depreciation
        and amortization................ 259,354

         Total..........................$ 47,012

     Depreciation and amortization expense aggregated $22,097 for the year ended December 31, 1994.


(Note C) - Related Party Transactions:

     Certain stockholders of the Company have entered into a loan agreement with a bank whereby the stockholders may borrow up to $1,000,000; the proceeds of which are to be used solely by the Company. The loan bears interest at the bank's base lending rate plus 1% per annum (8.5% at December 31, 1994). Borrowings under the agreement have been guaranteed by the stockholders, as well as cross-guaranteed by the Company. Outstanding borrowings on this loan at December 31, 1994 were $1,000,000.

     Additionally, the Company has a line of credit with a commercial bank in the amount of $1,000,000. Under the terms of the agreement, outstanding borrowings are due on demand with interest payable monthly at the bank's base lending rate plus 1% per annum. The line is secured by the Company's eligible accounts receivable, and the remaining assets of the Company, and it is personally guaranteed by certain stockholders of the Company. Outstanding borrowings on this loan at December 31, 1994 were $210,000

Interest expense on these loans aggregated $48,716 during 1994.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994



(Note D) - Commitments:

     1. The Company leases office space at six locations under noncancelable leases expiring on various dates through 1999. The Company's future minimum rental payments required under these leases are as follows:

         Year Ending December 31,

         1995.....................................................$209,416
         1996..................................................... 169,678
         1997..................................................... 151,147
         1998..................................................... 138,933
         1999.....................................................  77,000

            Total.................................................$746,174

Rent expense for the year ended December 31, 1994 aggregated $199,964.

     In addition, the Company is obligated for escalations for the Company's proportionate share of increases in real estate taxes and operating costs, on certain of these leases.

     2. The Company entered into a consulting agreement with an entity owned by a former stockholder. This agreement provides for an aggregate of $195,000 to be paid to this entity in varying annual installments through December 31, 1997. As of December 31, 1994, the Company paid $95,000 under the terms of the agreement.

     The shares of the former stockholder have been placed in escrow as collateral under this agreement.


(Note E) - Provision for Taxes:

The provision for state and city income taxes consists of the following:

         Current..................................................$(22,200)

         Deferred.................................................  42,940

            Total.................................................$ 20,740

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994





(Note E) - Provision for Taxes (Continued):

     The current provision includes New York City taxes calculated on an alternative method. For income tax purposes, the Company has net operating loss carryforwards aggregating $969,000 which are available to reduce future state taxable income, if any, through the year 2009.


(Note F) - Treasury Stock:

     On December 23, 1994, the Company purchased 934 shares of its common stock from a former stockholder for $5,000.


(Note G) - Major Customer:

     During 1994 the Company derived approximately 9% of gross revenue from one customer, pursuant to a contract to provide temporary employees. At December 31, 1994 approximately $402,000 is included in accounts receivable from this customer.

                                 THE CONSORTIUM

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1993

                                 THE CONSORTIUM

                          INDEX TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1993







                                                                    PAGE

INDEPENDENT AUDITORS' REPORT........................................  1


FINANCIAL STATEMENTS

   Balance Sheet....................................................  2

   Statement of Income and Retained Earnings........................  3

   Statement of Cash Flows..........................................  4

   Notes to Financial Statements....................................5 - 7

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
The Consortium
Fairfield, New Jersey


We have audited the accompanying balance sheet of The Consortium as of December 31, 1993, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the management of The Consortium. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Consortium as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/S/ Citrin Cooperman

                   CERTIFIED PUBLIC ACCOUNTANTS




February 4, 1994

                                 THE CONSORTIUM
                                  BALANCE SHEET
                                DECEMBER 31, 1993



                                 ASSETS (Note C)

Current assets:
   Cash     ...........................................................................................$   22,122
   Accounts receivable (less allowance for
      doubtful accounts of $25,000) (Note F)........................................................... 2,624,876
   Prepaid expenses and other current assets...........................................................   125,504

         Total current assets.......................................................................... 2,772,502

Furniture and equipment, net (Notes A(2) and B)........................................................    44,497

Other assets (Note A(4))...............................................................................    98,904

         TOTAL.........................................................................................$2,915,903



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Cash overdraft......................................................................................$  374,908
   Note payable - stockholders (Note C)................................................................   420,000
   Accounts payable and accrued expenses...............................................................   104,080
   Accrued payroll.....................................................................................   336,163
   Payroll and income taxes payable....................................................................    48,555
   Deferred taxes payable (Note A(3))..................................................................   198,652

            Total current liabilities.................................................................. 1,482,358


Commitments (Notes C and D)

Stockholders' equity:
   Common stock - no par value; 10,300
      shares authorized; 9,125 shares issued
      and outstanding..................................................................................       900

   Retained earnings................................................................................... 1,432,645

            Total stockholders' equity................................................................. 1,433,545

            TOTAL......................................................................................$2,915,903


         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1993







Gross revenue (Note F).................................................................................$19,817,464

Direct expenses........................................................................................ 16,909,298

            Gross profit...............................................................................  2,908,166

General and administrative expenses....................................................................  1,497,260

Officers' salaries.....................................................................................  1,092,417

Interest expense.......................................................................................     21,705

Income from operations.................................................................................    296,784

Interest income........................................................................................        261

Income before provision for income taxes...............................................................    297,045

Provision for income taxes (Notes A(3) and E)..........................................................    100,613

NET INCOME.............................................................................................    196,432

Retained earnings - January 1, 1993....................................................................  1,236,213

RETAINED EARNINGS - DECEMBER 31, 1993..................................................................$ 1,432,645












         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993





Cash flows from operating activities:
   Net income..........................................................................................$ 196,432

   Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization.................................................................   35,065
         Deferred taxes................................................................................   69,600
   Changes in operating assets and liabilities:
      (Increase) in accounts receivable................................................................ (839,399)
      (Increase) in prepaid expenses and other current assets.......................................... (105,314)
      Increase in cash overdraft.......................................................................  374,908
      (Decrease) in accounts payable and accrued expenses.............................................. (142,822)
      Increase in accrued payroll......................................................................  176,657
      (Decrease) in payroll and income taxes payable...................................................  (63,449)
      (Increase) in security deposits..................................................................   (4,756)

         Total adjustments............................................................................. (499,510)

   Net cash used in operating activities............................................................... (303,078)

Cash flows from investing activities:
   Purchase of furniture and equipment.................................................................  (32,292)
   Payment for restrictive covenant....................................................................  (48,000)

   Net cash used in investing activities...............................................................  (80,292)

Cash flows from financing activities:
   Repayment of bank borrowings........................................................................  (24,297)
   Proceeds of note payable from stockholders..........................................................  420,000

   Net cash provided by financing activities...........................................................  395,703

NET INCREASE IN CASH...................................................................................   12,333

Cash - January 1, 1993.................................................................................    9,789

CASH - DECEMBER 31, 1993...............................................................................$  22,122

Supplemental cash flow information: Cash paid during year for:
      Interest.........................................................................................$  21,705
      Income taxes.....................................................................................$   8,584

         The accompanying notes are an integral part of this statement.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1993


(Note A) - Summary of Significant Accounting Policies:

1.    Organization:

     The Consortium (the "Company") was incorporated under the laws of the State of New Jersey on May 19, 1975. The Company provides executive search, temporary employees, computer consultants and health care professionals to businesses and institutions primarily in New York and New Jersey.

2.    Furniture and Equipment:

     Furniture and equipment are stated at cost. Depreciation and amortization are computed by the use of the Modified Accelerated Cost Recovery System (MACRS). Such depreciation and amortization does not differ materially from that which would have been recorded under generally accepted accounting principles.

     Expenditures for renewals and betterments which extend the originally estimated useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

3.    Income Taxes:

     The Company prepares its income tax returns using the cash basis method of accounting. Under this method, certain revenues are recognized when received rather than when earned and certain expenditures are recognized when paid rather than when incurred. Deferred taxes are provided for based upon the resulting temporary differences.

     The Company, with the consent of its shareholders has elected under the Internal Revenue Code and New York State Tax Law to be an S corporation. The shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in these financial statements. The provision for New York State income tax has been included to the extent the corporate tax rate exceeds the highest personal income tax rate. The Company is subject to New Jersey State and New York City income taxes.

     Effective January 1, 1993, the Company implemented the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which changed the criteria for measuring the provision for income taxes and recognizing deferred tax assets and liabilities on the balance sheet. Deferred taxes arise from temporary differences resulting from income and expense items reported for financial accounting and income tax purposes in different periods. SFAS No. 109 requires computing deferred income taxes under the liability method. The Statement requires that all deferred tax balances be determined by using the applicable tax rate expected to be in effect when the taxes will actually be paid or refunds received. The cumulative effect of implementing the provisions of SFAS No. 109 was immaterial.
                                      - 5-

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1993



(Note A) - Summary of Significant Accounting Policies (continued):

4.    Restrictive Covenants:

     Restrictive covenants, arising from the acquisition of other companies during 1993 and 1992, are being amortized on the straight-line method over periods prescribed by the Internal Revenue Code. Such amortization does not differ materially from that which would have been recorded under generally accepted accounting principles.


(Note B) - Furniture and Equipment:

Furniture and equipment are summarized as follows:
                                                               Estimated
                                                            Useful Lives

      Furniture and equipment.............$270,059            5 to 7 years
      Leasehold improvements..............  12,803           Life of lease
                                    ...... 282,862
      Accumulated depreciation
        and amortization.................. 238,365

         Total............................$ 44,497

     Depreciation and amortization expense aggregated $16,199 for the year ended December 31, 1993.


(Note C) - Related Party Transactions:

     Certain stockholders of the Company have entered into a loan agreement with a bank whereby the stockholders may borrow up to $1,000,000; the proceeds of which are to be used solely by the Company. The loan bears interest at the bank's base lending rate plus 1% per annum (6% at December 31, 1993). Borrowings under the agreement have been guaranteed by the stockholders, as well as cross-guaranteed by the Company. Interest expense paid on this loan aggregated $5,149 during 1993.

     Additionally, the Company has a line of credit with a commercial bank in the amount of $1,000,000. Under the terms of the agreement, outstanding borrowings are due on demand with interest payable monthly at the bank's base lending rate plus 1% per annum. The line is secured by the Company's eligible accounts receivable, and the remaining assets of the Company, and it is personally guaranteed by certain stockholders of the Company. There were no outstanding borrowings on this loan at December 31, 1993.

                                 THE CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1993



(Note D) - Commitments:

     The Company leases office space at six locations under noncancelable leases expiring on various dates through 1996. The Company's future minimum rental payments required under these leases are as follows:

               Year Ending December 31,

         1994.....................................................$142,845
         1995.....................................................  49,079
         1996.....................................................  18,333

            Total.................................................$210,257


Rent expense for the year ended December 31, 1993 aggregated $197,149.

     In addition, the Company is obligated for escalations for the Company's proportionate share of increases in real estate taxes and operating costs, on certain of these leases.


(Note E) - Provision for Taxes:

The provision for state and city income taxes consists of the following:

         Current..................................................$ 31,013

         Deferred.................................................  69,600

            Total.................................................$100,613

     The current provision includes New York City taxes calculated on an alternative method. For income tax purposes, the Company has net operating loss carryforwards aggregating $501,000 which are available to reduce future state taxable income, if any, through the year 2008.


(Note F) - Major Customer:

     During 1993 the Company derived approximately 9% of gross revenue from one customer, pursuant to a contract to provide temporary employees. At December 31, 1993 approximately $424,000 is included in accounts receivable from this customer.

Financial Statements and Exhibits
Item 7 (b)  Pro forma financial information


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements give effect to the acquisition of The Consortium (Consortium) by RCM Technologies, Inc. ("RCM") pursuant to a stock purchase transaction that was completed on March 11, 1996. This pro forma information has been prepared utilizing the historical financial statements of RCM and Consortium. This information should be read in conjunction with the historical financial statements and notes thereto of RCM which are incorporated by reference to RCM's Form 10-K and the historical financial statements of Consortium which is incorporated within this Form 8-K. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

         The pro forma financial information is based on the purchase method of accounting for the acquisition. The pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Notes to Unaudited Pro Forma Condensed Combined Statement of Income. The Unaudited Pro Forma condensed combined statements of income for the year ended October 31, 1995 and the three months ended January 31, 1996 assume that the acquisition of Consortium had occurred on November 1, 1994 (combining the results for the year ended October 31, 1995, for RCM and the year ended December 31, 1995, for Consortium and combining the results for the three months ended January 31, 1996 for RCM and Consortium.) The unaudited pro forma condensed combined balance sheets at October 31, 1995 and January 31, 1996 assumes that the acquisition of Consortium had occurred on October 31, 1995 (combining the balance sheets for RCM and Consortium as of October 31, 1995, and December 31, 1995, respectively, and combining the balance sheets of RCM and Consortium as of January 31, 1996.)

Acquisition

         The total purchase price for the shares acquired by the issuance of RCM Common Stock was valued at $5,000,000 plus estimated acquisition costs of approximately $500,000. The pro forma condensed combined financial statements have been prepared assuming the acquisition is effectuated by the issuance of 6,500,000 shares of RCM Common Stock ("Restricted Shares").


Assumptions

         Purchase Price Allocation

         Although neither RCM nor Consortium has complete information at this time as to the fair value of Consortium's individual assets and liabilities, an estimate of the eventual allocation of the purchase price was made on the basis of available information. The eventual allocation of the purchase price will be made on the basis of appraisals and valuations which give effect to various factors including the nature and intended future use of assets acquired in determining their value. It is not anticipated that any change in the allocation price will be material from the pro forma adjustments.

         For purpose of pro forma presentations, the excess purchase price over the net assets acquired is being amortized over an estimated life of forty (40) years.

                    RCM TECHNOLOGIES, INC. AND THE CONSORTIUM
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                OCTOBER 31, 1995


                                                               Historical                                   Proforma
                                                        RCM Technologies, Inc. The Consortium
                                                         October 31, 1995    December 31, 1995    Adjustments         Combined

Assets:
Cash and cash equivalents ...............................   $    297,550   $      9,100                           $    306,650
Accounts and notes receivable ...........................      5,133,662      3,965,150                              9,098,812
Prepaid expenses & other current assets .................        671,662        246,282                                917,944

Total current assets ....................................      6,102,874      4,220,532                             10,323,406

Property and equipment-net ..............................        444,351         29,653                                474,004

Intangible assets .......................................      3,711,256        199,023           5,000,000 A        8,829,825
                                                                                                    500,000 C
                                                                                                   (580,454)D
Other Assets ............................................         43,074          2,000                                 45,074

Total ...................................................   $ 10,301,555   $  4,451,208        $  4,919,546         19,672,309

Liabilities and Shareholders' Equity:
Notes payable ...........................................   $    914,435   $  1,480,000                           $  2,394,435
                                                                                                  1,100,000 B
Other current liabilities ...............................      1,840,445      1,290,754             500,000 C        4,731,199

Total current liabilities ...............................      2,754,880      2,770,754           1,600,000          7,125,634

Long term obligations ...................................         20,090                                                20,090
                                                                                                 (1,100,000)B
                                                                                                   (580,454)D
Shareholders' equity ....................................      7,526,585      1,680,454           5,000,000 A       12,526,585

Total ...................................................   $ 10,301,555   $  4,451,208        $  4,919,546       $ 19,672,309



NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(A) to record issuance of 6.5 Million Shs of RCM Technologies, Inc.
    stock in exchange for all the shares of The Consortium ........   $5,000,000

(B) to record income tax liability upon termination
           of S-Corp. Income Tax Status ...........................   $1,100,000

(C) to record estimated acquisition costs .........................   $  500,000

(D) to eliminate shareholder's investment as follows:

   Purchase price .................................................   $5,000,000
   Excess of purchase price over net assets acquired ..............    4,419,546
   Shareholders' investment as reported ...........................   $  580,454

                    RCM TECHNOLOGIES, INC. AND THE CONSORTIUM
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                           YEAR ENDED OCTOBER 31, 1995


                                                 Historical                                        Pro Forma
                                    RCM Technologies, Inc The Consortium
                                    October 31, 1995     December 31, 1995               Adjustments             Combined

Revenues ............................   $ 26,915,737    $ 26,361,303                                         $ 53,277,040

Cost and expenses
  Cost of services ..................     22,378,817      19,913,106                                           42,291,923
  Selling, general and administrative      3,549,810       6,324,697                        (484,000)B          9,154,507
                                                                                             (86,000)C
                                                                                            (150,000)D

  Interest expense ..................         38,158          82,360                                              120,518
  Other, net ........................       (124,050)           (198)                                            (124,248)
  Depreciation and amortization .....        130,397          49,081                         122,989 A            302,467

Total ...............................     25,973,132      26,369,046                        (597,011)          51,745,167

Income before income taxes ..........        942,605          (7,743)                        597,011            1,531,873

Income taxes (benefit) ..............         93,500         (49,006)                        288,000 E            217,294
                                                                                            (201,600)E
                                                                                              86,400

Net Income ..........................   $    849,105    $     41,263                        $510,611           $1,400,979

Net income per common share .........   $       0.06    $      45.85                                           $     0.07

Average number of common
  shares outstanding ................     15,039,847             900                                           21,539,847




NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME

(A) to provide for amortization on excess purchase price over net assets
acquired based  an estimated life of 40 years ....................    122,989

(B) to reclassify S-Corp. earnings charged as descretionary
salaries .........................................................    484,000

(C) to remove expenses attributable to discontinued
operations .......................................................     86,000

(D) to reflect reduction of expenses attributable to
 consolidation of administrative overhead ........................    150,000


(E) to provide Federal & State Income Taxes on The  Consortium
adjusted  taxable income and utilization of RCM's N.O.L ..........    288,000
      RCM' s ...   N .O.L. Utilization                               (201,600)
                                                                       86,400

                    RCM TECHNOLOGIES, INC. AND THE CONSORTIUM
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                January 31, 1996


                                                                Historical                                       Pro Forma
                                                    RCM Technologies, Inc  The Consortium
                                                         January 31, 1996  Janaury 31, 1996              Adjustments      Combined

Assets:
Cash and cash equivalents ...............................   $    127,704                                             $    127,704

Accounts and notes receivable ...........................      5,127,631      3,377,367                                 8,504,998
Prepaid expenses & other current assets .................        753,518        173,851                                   927,369

Total current assets ....................................      6,008,853      3,551,218                                 9,560,071

Property and equipment-net ..............................        447,531         30,570                                   478,101


Intangible assets .......................................      3,687,220        179,706                  5,000,000 A    8,755,725
                                                                                                           500,000 C
                                                                                                          (580,454)D
                                                                                                           (30,747)E
Other Assets ............................................         47,496         21,317                                    68,813

Total ...................................................   $ 10,191,100   $  3,782,811               $  4,888,799    $18,862,710

Liabilities and Shareholders' Equity:
Notes payable ...........................................        527,784      1,130,000                               $ 1,657,784

                                                                                                           (37,500)E
                                                                                                         1,100,000 B
Other current liabilities ...............................      1,634,430        936,929                    500,000 C    4,133,859

Total current liabilities ...............................      2,162,214      2,066,929                  1,562,500      5,791,643


                                                                                                             6,753 E
                                                                                                        (1,100,000)B
                                                                                                          (580,454)D
Shareholders' equity ....................................      8,028,886      1,715,882                  5,000,000 A   13,071,067


Total ...................................................   $ 10,191,100   $  3,782,811               $  4,888,799    $18,862,710


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET


(A) to record issuance of 6.5 Million Shs of RCM Technologies, Inc.
    stock in exchange for all the shares of The Consortium ........   $5,000,000

(B) to record income tax liability upon termination
           of S-Corp. Income Tax Status ...........................   $1,100,000

(C) To record estimated acquisition costs .........................   $  500,000

(D) to eliminate shareholder's investment as follows:

   Purchase price .................................................   $5,000,000
   Excess of purchase price over net assets acquired ..............    4,419,546
   Shareholders' investment as reported ...........................   $  580,454

(E) to record the effect of Pro Forma adjustments resulting from the statement of income for the Three Months
     Ended January 31, 1996 .......................................   $    6,753

                    RCM TECHNOLOGIES, INC. AND THE CONSORTIUM
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                       THREE MONTHS ENDED JANUARY 31, 1996


                                                   Historical                                   Pro Forma
                                 RCM Technologies, Inc  The Consortium
                                    January 31, 1996  January 31, 1996               Adjustments             Combined

Revenues ............................   $  9,776,507   $  6,214,604                                    $15,991,111

Cost and expenses
  Cost of services ..................      7,985,878      4,489,504                                     12,475,382
  Selling, general and administrative      1,144,116      1,588,748                    (37,500)B         2,695,364


  Interest expense ..................         24,901         20,590                                         45,491
  Other, net ........................          6,030                                                         6,030
  Depreciation and amortization .....         54,970         12,270                     30,747 A            97,987

Total ...............................      9,215,895      6,111,112                     (6,753)         15,320,254

Income before income taxes ..........        560,612        103,492                      6,753             670,857

Income taxes ........................         58,749         10,349                     47,937 C            69,098
                                                                                       (47,937)C


Net Income ..........................   $    501,863   $     93,143                   $  6,753        $    601,759

Net income per common share .........   $       0.03   $     103.49                                   $       0.03

Average number of common
  shares outstanding ................     16,383,133            900                                     22,883,133




NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME

(A) to provide for amortization on excess purchase price over net assets
acquired based  an estimated life of 40 years ......................   30,747


(B) to reflect reduction of expenses attributable to
 consolidation of administrative overhead .........................    37,500


(C) to provide Federal Taxes on The  Consortium
adjusted  taxable income and utilization of RCM's N.O.L............    47,937
      RCM's  N.O.L. Utilization ...................................   (47,937)


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        RCM Technologies, Inc.




                                  By:   /S/ Stanton Remer
                                         Stanton Remer
                                           Chief Financial Officer,
                                           Treasurer and Director

Date: March 19, 1996